UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2019
WESTELL TECHNOLOGIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-27266	36-3154957
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 North Commons Drive, Aurora, Illinois		60504
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (630) 898-2500
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $.01 par value	WSTL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective August 24, 2019, Westell Technologies, Inc. (the “Company”) appointed Jeniffer L. Jaynes as the Company’s interim Chief Financial Officer. As contemplated in connection with his planned resignation, which was previously reported, Thomas P. Minichiello, former Senior Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, resigned effective as of August 23, 2019. The Company has been conducting a search for a new Chief Financial Officer and is in the process of identifying candidates.
Ms. Jaynes, age 47, has served as the Company’s Vice President and Corporate Controller since July 1, 2018, and will continue to serve in these capacities. She previously served as the Company’s Assistant Vice President of Financial Reporting from 2016 until 2018, and as Director of SEC Reporting from 2007 to 2016. Ms. Jaynes initially joined the Company in 1996 and held various accounting positions with the Company through 2000. Prior to rejoining the Company in 2007, Ms. Jaynes served as the Director of SEC Reporting at Infinity Property and Casualty Corporation and as the Manager of Financial Reporting at Pemco Aviation Group, Inc. (subsequently known as Alabama Aircraft Industries, Inc.). Ms. Jaynes is a Certified Public Accountant and began her career as an auditor with Arthur Andersen LLP.
Ms. Jaynes’ annual base salary was temporarily increased to $300,000 in connection with her appointment as interim Chief Financial Officer. Ms. Jaynes also received a grant of 15,000 Restricted Stock Units (“RSUs”) effective August 26, 2019 pursuant to the Company’s 2015 Omnibus Incentive Compensation Plan. The RSUs will vest one year from the grant date. Additionally, the Company may pay her a discretionary bonus for her additional responsibilities during this interim period. Ms. Jaynes continues to be eligible to participate in the Company’s annual performance-based cash bonus plan and long-term equity award program. Ms. Jaynes previously entered into a severance agreement with the Company. Pursuant to the severance agreement, in the event of a termination without cause or for good reason (as defined in the severance agreement), Ms. Jaynes is entitled severance pay equal to 12 months of base salary and certain other benefits. The foregoing description of the severance agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the severance agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.
For a description of the programs and other benefits available to the Company’s executive officers, please see the Company’s definitive proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on July 26, 2019.
There are no arrangements or understandings between Ms. Jaynes and any other person pursuant to which she was selected as an officer. Ms. Jaynes does not have any familial relationship with any director or other executive officer of the Company, and there are no transactions in which Ms. Jaynes has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1	Severance Agreement for Jeniffer Jaynes, dated February 12, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTELL TECHNOLOGIES, INC.

Date:	August 28, 2019	By:	/s/ Jeniffer L. Jaynes
Jeniffer L. Jaynes
Interim Chief Financial Officer, Vice President and Corporate Controller